Exhibit 99.1

COWEN GROUP DISCLOSES PRELIMINARY 2010 FOURTH QUARTER

AND FULL-YEAR FINANCIAL RESULTS

NEW YORK, NY, February 17, 2011— Cowen Group, Inc. (“Cowen”) (NASDAQ: COWN) today announced preliminary results for the fourth quarter and full-year ended December 31, 2010.

2010 Fourth Quarter and Full-Year GAAP Financial Overview

As a result of the business combination of Ramius LLC (“Ramius”) and Cowen Group, Inc. (“Cowen” or the “Company) on November 2, 2009, the Company’s 2009 GAAP fourth quarter results reflect three months of legacy Ramius results and two months of legacy Cowen results.  Similarly, GAAP results for the full-year ended December 31, 2009, include twelve months of legacy Ramius results and two months of legacy Cowen results.  All 2010 results reflect performance of the combined business.  All results presented herein have been rounded.

For the fourth quarter of 2010, the Company expects to report GAAP net income of approximately $3 million to $4 million, or $0.04 to $0.06 per share, compared to a GAAP net loss of $23 million in the fourth quarter of 2009, or $0.46 per share.  GAAP revenue in the 2010 fourth quarter is expected to be approximately $65 million to $75 million, as compared to GAAP revenue of $70 million in the prior year period.

For the 2010 full-year, Cowen expects to report a GAAP net loss of approximately $45 million to $47 million, as compared to a GAAP net loss of $55 million in 2009.

Economic Income (Loss)

The Company presents Economic Income financial measures that are not prepared in accordance with GAAP.  Economic Income is considered by management to be a supplemental measure to the GAAP results and is intended to provide a more complete presentation of the Company’s performance as management measures it.  For a more complete description of Economic Income (Loss) and Economic Income revenue and a reconciliation of GAAP net income (loss) to Economic Income (Loss) and GAAP revenue to Economic Income revenue for the periods discussed, please see the “Non-GAAP Financial Measures” section below.

Cowen expects to report Economic Income of approximately $5 million to $6 million in the fourth quarter of 2010, as compared to an Economic Loss of $21 million in the prior year period.

The Company also expects to report Economic Income revenue of approximately $95 million to $105 million during the quarter, as compared to Economic Income revenue of $69 million in the fourth quarter of 2009.

For the 2010 full-year, Cowen expects to report an Economic Loss of approximately $35 million to $37 million, as compared to an Economic Loss of $68 million in 2009.  In addition, compensation and benefits expense as a percentage of revenue (on an Economic Income basis) in 2010 is expected to be approximately 63% excluding reimbursed compensation and severance, as compared to 73% in 2009.

Cowen will report complete fourth quarter and full-year results in March 2011.

Assets Under Management

As compared to the beginning of 2010, assets under management increased by approximately $1.2 billion to approximately $9.0 billion during the twelve month period ended January 1, 2011.

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About Cowen Group, Inc.

Cowen Group, Inc. is a leading diversified financial services firm providing alternative investment management, investment banking, research, and sales and trading services through its business units, Ramius and Cowen and Company. Its alternative investment management products include hedge funds, fund of funds, real estate funds, healthcare royalty funds, cash management and commodity trading funds, offered primarily under the Ramius name. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction involving Cowen Group, Inc. (“Cowen”) and LaBranche & Co Inc. (“LaBranche”), Cowen and LaBranche will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of Cowen and LaBranche and that also constitutes a prospectus of Cowen.  Cowen and LaBranche will each mail the final joint proxy statement/prospectus to its respective stockholders.  Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Cowen, LaBranche and the proposed transaction.

Investors and security holders may obtain these documents (and any other documents filed by Cowen or LaBranche with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Cowen may be obtained free of charge by directing such request to:  Investor Relations, 599 Lexington Avenue, New York, NY 10022 or from Cowen’s Investor Relations page on its corporate website at www.cowen.com and the documents filed with the SEC by LaBranche be obtained free of charge by directing such request to:  Investor Relations, 33 Whitehall Street, New York, NY 10004 or from LaBranche’s Investor Relations page on its corporate website at www.labranche.com.

The directors, executive officers, and certain other members of management and employees of each of Cowen and LaBranche may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Cowen and from the stockholders of LaBranche, respectively.  Information about the executive officers and directors of Cowen is set forth in the proxy statement for Cowen’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010 and information about the executive officers and directors of LaBranche is set forth in the proxy statement for LaBranche’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Cowen Group, Inc. Contacts:

Investors:

Steve Lasota, Chief Financial Officer

Cowen Group, Inc.

646-562-1000

Media:

Dan Gagnier/Chris Kittredge

Sard Verbinnen & Co

212-687-8080

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents Economic Income (Loss), a non-GAAP financial measure.  The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business and the overall effectiveness of senior management.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss) and Pro Forma Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other companies.  Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity.  Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds.  Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) presents the Company’s results of operations without the impact resulting from the consolidation of any of the funds, (ii) excludes goodwill impairment, and (iii) excludes the reorganization expenses for the transaction and one-time equity awards made in connection with the transaction. In addition, Economic Income revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items. Economic Income revenues also include management fees, incentive income and investment income earned through the

Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, which for GAAP purposes is shown as part of revenue.

For Economic Income for the fourth quarter ended December 31, 2010, we have adjusted GAAP net income to exclude approximately $2 million in expenses associated with one-time equity awards made in connection with the transaction and approximately $0.2 million in income tax expense.  For Economic Income for the twelve month period ended December 31, 2010, we have adjusted the GAAP net loss to exclude approximately $9 million in expenses associated with one-time equity awards made in connection with the transaction and approximately $1 million in income tax expense.

For Economic Income revenue for the fourth quarter ended December 31, 2010, we have adjusted GAAP revenue to include approximately $30 million in investment income and  $2 million in management fees related to our real estate business, and to exclude approximately $2 million in reimbursements from affiliates.